THE ISSUING ENTITY HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUING ENTITY HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUING ENTITY, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE JPMORGAN ABS SYNDICATE DESK (866) 669-7629.

In the United Kingdom, this Preliminary Term Sheet is directed only at (a) persons who have professional experience in matters relating to investments or
(b) persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations, etc.") of The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as "relevant persons"). This Preliminary Term Sheet must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this communication relates is available only to relevant persons and will be engaged in only with relevant persons.

Granite Master Issuer plc: Series 2006-2

-------------------------------------------------------------------------------
Final Term Sheet                                                   18 May, 2006
-------------------------------------------------------------------------------

This document is not a prospectus for the purposes of Directive 2003/71/EC or the Prospectus Rules made under Part VI of the Financial Services and Markets Act 2000 of the United Kingdom. It is an advertisement within such Prospectus Rules, and no person should subscribe for any securities referred to in this document except on the basis of information in the final prospectus, which will be published and will be obtainable from the registered office of the Issuing entity. The definitive terms of the transactions described herein will be described in the final prospectus.

                             Summary of Key Terms
                             --------------------

Issuing entity:                     Granite Master Issuer plc ("GMI")
Originator:                         Northern Rock plc ("Northern Rock")
Rating Agencies:                    Fitch, Moody's and S&P
Collateral:                         First charge prime residential mortgages in
                                    England, Scotland and Wales
Status of notes:                    Direct, unconditional, secured obligations
                                    of GMI
Legal Final Maturity:               December 2054 for Class A4, A5, A6, B1, B2,
                                    B3, M1, M2, M3, M4, C1, C2 and C3 notes;
                                    April 2031 for Class A1, A2 and A3 notes
Redemption Profile:                 Controlled amortisation notes and
                                    pass-through notes
Liquidity:                          Principal may be used to pay note interest
                                    on any Note Payment Date subject to a
                                    principal deficiency ledger not being
                                    created on a more senior class of notes
                                    Liquidity reserve sized such that the
                                    aggregate balance of the liquidity reserve
                                    fund, the issuer reserve fund and the
                                    Funding 2 reserve fund will equal 3% of the
                                    outstanding note balance will be created by
                                    trapping principal receipts upon downgrade
                                    of Northern Rock to below A3/A-
                                    (Moody's/Fitch). It may be used to pay AAA
                                    and AA note interest, AAA note principal
                                    for principal deficiency ledgers and,
                                    provided no AAA or AA notes remain
                                    outstanding, junior note interest
Step-up and Call:                   At GMI's option, at par, in July 2011 or on
                                    any Note Payment Date thereafter for Class
                                    A1, A2, A3, A4, A5, B1, B2, B3, M1, M2, M3,
                                    M4, C1, C2 and C3 notes; in July 2013 or
                                    any Note Payment Date thereafter for Class
                                    A6 notes
Clean-up Call:                      At GMI's option, at par, on any Note
                                    Payment Date on which the aggregate
                                    principal amount outstanding of all classes
                                    of the series 2006-2 notes is 10% or less
                                    of initial principal amount of all classes
                                    of the series 2006-2 notes.
Tax Call:                           GMI has a withholding tax call option at par
Credit Enhancement:                 1. Excess spread
                                    2. Target reserve required amount of GBP
                                    322 million (1.65% of total outstanding
                                    principal balance of all of GMI's notes).
                                    If 90 day arrears balance exceeds 2% of
                                    the mortgage trust, then the Funding 2
                                    reserve fund amount increases by GBP 21.5
                                    million. If GMI's call option is not
                                    exercised on a step-up date for any of
                                    GMI's notes, then the Funding 2 reserve
                                    fund amount increases by GBP 21.5 million.
                                    If both of these events occur, then the
                                    Funding 2 reserve fund amount increases by
                                    GBP 43 million. These triggers are
                                    curable.
                                    3. Senior / subordinate structure.
Note Payment Dates:                 Interest on, and principal of, the notes
                                    will be paid (i) monthly for the Class A1
                                    notes, on the 20th of each calendar month
                                    up to and including the final maturity
                                    date, and (ii) quarterly for all remaining
                                    classes of notes, on 20th of each January,
                                    April, July and October up to and including
                                    the final maturity date or, following the
                                    earlier to occur of the step-up date and a
                                    pass-through trigger event, monthly on each
                                    monthly note payment date up to and
                                    including the final maturity date (in eacg
                                    case, if such day is not a business day, on
                                    the next succeeding business day).
Interest:                           Interest on the Class A1 notes will be paid
                                    on each monthly note payment date,
                                    beginning in June 2006. Interest on all
                                    remaining classes of notes will be paid on
                                    each quarterl y note payment date,
                                    beginning in July 2006
Interest Basis:                     GBP notes: Actual/365, EUR notes:
                                    Actual/360 and USD notes: Actual/360
Principal Paying Agent:             Citibank N.A., London Branch
Note Trustee:                       The Bank of New York
Basis Swap Provider:                Northern Rock
Currency Swap Counterparties:       USD notes: Deutsche Bank AG, London Branch;
                                    EUR notes: Banque AIG
Settlement:                         GBP and EUR notes: through Euroclear /
                                    Clearstream and USD notes: through DTC
Listing, denominations:             UKLA; GBP 100,000, USD 100,000 and EUR
                                    100,000, as applicable
Selling Restrictions:               All GBP and EUR classes are Reg S. USD
                                    classes are SEC registered
Bookrunners:                        For the USD notes: Barclays Capital Inc.,
                                    J.P. Morgan Securities Inc. and Morgan
                                    Stanley & Co. International Limited and for the GBR and EUR notes: Barclays Bank PLC,
                                    J.P. Morgan Securities Ltd. and Morgan
                                    Stanley & Co. International Limited.
                                    Currency: GBP, EUR and USD

                               Capital Structure
                               -----------------

-----------------------------------------------------------------------------------------------------------------------------------
                Expected Rating
               from S&P, Moody's                   Call     Legal Final                                        First Note
 Class            and Fitch         Currency       Date      Maturity           Interest Basis                Payment Date
-----------------------------------------------------------------------------------------------------------------------------------
A1/A2/A3       AAA / Aaa / AAA    USD/EUR/GBP     Jul-11      Apr-31       1m USD Libor / 3m Euribor /     Jun-06 / Jul-06 / Jul-06
                                                                           3m GBP Libor
A4             AAA / Aaa / AAA    USD             Jul-11      Dec-54       3m USD Libor                    Jul-06
A5             AAA / Aaa / AAA    EUR             Jul-11      Dec-54       3m Euribor                      Jul-06
A6             AAA / Aaa / AAA    GBP             Jul-13      Dec-54       3m GBP Libor                    Jul-06
B1             AA / Aa3 / AA      USD             Jul-11      Dec-54       3m USD Libor                    Jul-06
B2/B3          AA / Aa3 / AA      USD/EUR         Jul-11      Dec-54       3m USD Libor / 3m Euribor /     Jul-06
                                                                           3m GBP Libor
M1             A / A2 / A         USD             Jul-11      Dec-54       3m USD Libor                    Jul-06
M2/M3/M4       A / A2 / A         USD/EUR/GBP     Jul-11      Dec-54       3m USD Libor / 3m Euribor /     Jul-06
                                                                           3m GBP Libor
C1/C2/C3       BBB / Baa2 / BBB   USD/EUR/GBP     Jul-11      Dec-54       3m USD Libor / 3m Euribor /     Jul-06
                                                                           3m GBP Libor
-----------------------------------------------------------------------------------------------------------------------------------

                            Collateral Information
                            ----------------------

Unless otherwise stated all collateral information below is taken as of 31st of March 2006 (the "cut-off date")


Types of property

---------------------------------------------------------------------------------------------------------------------
                                                                            Aggregate current
                                  Number of mortgage loans   % of total        balance (GBP)            % of total
Detached Bungalow                                     10,865        2.69%       1,292,904,703.50                3.08%
Detached House                                        65,366       16.20%       9,567,959,965.38               22.79%
Flat                                                  54,112       13.41%       5,153,744,631.30               12.27%
Maisonette                                             5,817        1.44%         655,968,566.33                1.56%
Not Known                                              7,174        1.78%         729,999,838.91                1.74%
New Property                                             120        0.03%          16,003,629.37                0.04%
Other                                                  1,232        0.31%         164,789,108.02                0.39%
Semi Detached Bungalow                                 6,317        1.57%         557,304,134.30                1.33%
Purpose Built Flat                                       682        0.17%          37,057,049.48                0.09%
Semi Detached House                                  110,429       27.36%      11,049,691,593.81               26.32%
Terraced House                                       141,450       35.05%      12,764,398,108.31               30.40%
---------------------------------------------------------------------------------------------------------------------
Total                                                403,564      100.00%      41,989,821,328.71              100.00%
---------------------------------------------------------------------------------------------------------------------



Seasoning of mortgage loans

--------------------------------------------------------------------------------------------------------
                                                               Aggregate current
               Number of mortgage loans     % of total            balance (GBP)         % of total
--------------------------------------------------------------------------------------------------------
0 to 6                           24,470                6.06%       2,938,432,943.51                7.00%
6 to 12                          81,602               20.22%       9,635,742,890.49               22.95%
12 to 18                         56,169               13.92%       6,530,219,350.61               15.55%
18 to 24                         63,508               15.74%       7,193,199,308.01               17.13%
24 to 30                         31,430                7.79%       3,367,256,439.66                8.02%
30 to 36                         35,013                8.68%       3,535,056,399.72                8.42%
36 to 42                         28,772                7.13%       2,755,054,725.65                6.56%
42 to 48                         20,470                5.07%       1,731,097,532.82                4.12%
48 to 54                         14,911                3.69%       1,210,222,114.04                2.88%
54 to 60                         11,391                2.82%         827,956,881.97                1.97%
60 to 66                          6,717                1.66%         467,890,181.21                1.11%
66 to 72                          5,227                1.30%         344,118,372.18                0.82%
72 to 78                          4,054                1.00%         257,384,468.33                0.61%
78 to 84                          3,496                0.87%         235,705,139.21                0.56%
84 to 90                          2,731                0.68%         173,331,823.19                0.41%
90 to 96                          2,795                0.69%         189,983,703.98                0.45%
96 to 102                         3,085                0.76%         204,292,577.67                0.49%
102 to 108                        1,818                0.45%         105,648,586.13                0.25%
108 to 114                        1,598                0.40%          79,442,057.34                0.19%
114 to 120                        1,662                0.41%          83,119,270.35                0.20%
120 to 126                        1,522                0.38%          72,779,916.07                0.17%
126 to 132                        1,123                0.28%          51,886,646.57                0.12%
--------------------------------------------------------------------------------------------------------
Total                           403,564              100.00%      41,989,821,328.71              100.00%
--------------------------------------------------------------------------------------------------------

The weighted average seasoning of the portfolio was 24.83 months as of the cut-off date

Years to maturity


-------------------------------------------------------------------------------------------
              Number of mortgage                   Aggregate current
                     loans          % of total        balance (GBP)         % of total
-------------------------------------------------------------------------------------------
0 to 5                        5,393        1.34%         238,446,471.71               0.57%
5 to 10                      27,158        6.73%       2,052,802,880.28               4.89%
10 to 15                     42,038       10.42%       3,781,174,772.00               9.01%
15 to 20                     72,163       17.88%       7,498,030,333.64              17.86%
20 to 25                    199,508       49.44%      22,427,193,755.83              53.41%
25 to 30                     44,297       10.98%       4,602,748,922.94              10.96%
30 to 35                     13,005        3.22%       1,389,232,609.15               3.31%
35 to 40                          2        0.00%             191,583.16               0.00%
-------------------------------------------------------------------------------------------
Total                       403,564      100.00%      41,989,821,328.71             100.00%
-------------------------------------------------------------------------------------------

The weighted average of the remaining term of the mortgages was 21.26 years as of the cut-off date

Geographical distribution of mortgaged properties


-----------------------------------------------------------------------------------------------------
                        Number of mortgage                   Aggregate Current
                               loans          % of total        Balance (GBP)         % of total
-----------------------------------------------------------------------------------------------------
East Anglia                             8,542        2.12%         906,969,905.45               2.16%
East Midlands                          28,572        7.08%       2,717,578,314.11               6.47%
Greater London                         47,751       11.83%       7,834,344,240.98              18.66%
North                                  37,480        9.29%       2,633,247,842.26               6.27%
North West                             52,414       12.99%       4,509,579,947.99              10.74%
Scotland                               56,006       13.88%       4,186,394,554.99               9.97%
South East                             62,163       15.40%       8,602,747,873.31              20.49%
South West                             27,630        6.85%       3,230,947,427.25               7.69%
Wales                                  16,171        4.01%       1,404,348,073.91               3.34%
West Midlands                          26,914        6.67%       2,658,637,490.58               6.33%
Yorks & Humberside                     39,921        9.89%       3,305,025,657.88               7.87%
-----------------------------------------------------------------------------------------------------
Total                                 403,564      100.00%      41,989,821,328.71             100.00%
-----------------------------------------------------------------------------------------------------

Current loan-to-value ratios

-------------------------------------------------------------------------------------------
              Number of mortgage                   Aggregate Current
                     loans          % of total        Balance (GBP)         % of total
-------------------------------------------------------------------------------------------
0% to 25%                    15,399        3.82%         590,579,630.70               1.41%
25% to 50%                   48,078       11.91%       3,732,277,052.95               8.89%
50% to 55%                   14,908        3.69%       1,441,814,716.21               3.43%
55% to 60%                   16,247        4.03%       1,673,994,639.05               3.99%
60% to 65%                   18,409        4.56%       2,018,567,065.85               4.81%
65% to 70%                   22,606        5.60%       2,469,958,916.11               5.88%
70% to 75%                   26,993        6.69%       3,181,050,038.66               7.58%
75% to 80%                   28,284        7.01%       3,511,434,999.83               8.36%
80% to 85%                   47,721       11.82%       5,829,193,545.15              13.88%
85% to 90%                   44,612       11.05%       5,315,677,877.54              12.66%
90% to 95%                   76,612       18.98%       7,700,624,050.02              18.34%
95% to 100%                  42,744       10.59%       4,445,217,722.45              10.59%
> 100%                          951        0.24%          79,431,074.19               0.19%
-------------------------------------------------------------------------------------------
Total                       403,564      100.00%      41,989,821,328.71             100.00%
-------------------------------------------------------------------------------------------

The weighted average current LTV of the mortgage loans as of the cut-off date was 76.75%.

Current indexed loan-to-value ratios


--------------------------------------------------------------------------------------------
              Number of mortgage                    Aggregate current
                     loans           % of total        balance (GBP)         % of total
--------------------------------------------------------------------------------------------
0% to 25%                     28,131        6.97%       1,195,781,669.27               2.85%
25% to 50%                    75,434       18.69%       5,846,303,340.37              13.92%
50% to 55%                    18,760        4.65%       1,826,468,882.51               4.35%
55% to 60%                    20,649        5.12%       2,145,689,746.99               5.11%
60% to 65%                    24,067        5.96%       2,587,140,043.39               6.16%
65% to 70%                    26,756        6.63%       3,078,764,643.60               7.33%
70% to 75%                    27,584        6.84%       3,418,131,157.59               8.14%
75% to 80%                    32,633        8.09%       4,259,319,448.29              10.14%
80% to 85%                    40,118        9.94%       5,180,643,628.20              12.34%
85% to 90%                    38,894        9.64%       4,547,262,001.87              10.83%
90% to 95%                    47,545       11.78%       5,379,428,704.40              12.81%
95% to 100%                   22,635        5.61%       2,485,027,725.75               5.92%
> 100%                           358        0.09%          39,860,336.48               0.09%
--------------------------------------------------------------------------------------------
Total                        403,564      100.00%      41,989,821,328.71             100.00%
--------------------------------------------------------------------------------------------

The weighted average current indexed LTV of the mortgage loans as of the cut-off date was 71.07%.


Outstanding balances

------------------------------------------------------------------------------------------------------
                        Number of mortgage                    Aggregate current
                               loans           % of total        balance (GBP)         % of total
------------------------------------------------------------------------------------------------------
0 to 25,000                             13,625        3.38%         230,922,779.88               0.55%
25,000 to 50,000                        59,103       14.65%       2,296,146,497.21               5.47%
50,000 to 75,000                        85,619       21.22%       5,372,592,010.07              12.79%
75,000 to 100,000                       77,745       19.26%       6,745,284,560.44              16.06%
100,000 to 125,000                      57,021       14.13%       6,381,468,029.46              15.20%
125,000 to 150,000                      37,530        9.30%       5,129,946,556.00              12.22%
150,000 to 175,000                      24,504        6.07%       3,952,549,938.60               9.41%
175,000 to 200,000                      15,197        3.77%       2,833,418,403.74               6.75%
200,000 to 225,000                       9,969        2.47%       2,103,901,353.43               5.01%
225,000 to 250,000                       6,673        1.65%       1,577,264,221.90               3.76%
250,000 to 275,000                       4,578        1.13%       1,195,495,858.94               2.85%
275,000 to 300,000                       3,204        0.79%         918,671,643.88               2.19%
300,000 to 325,000                       2,244        0.56%         698,334,847.58               1.66%
325,000 to 350,000                       1,679        0.42%         565,912,033.96               1.35%
350,000 to 375,000                       1,368        0.34%         494,239,344.00               1.18%
375,000 to 400,000                         991        0.25%         383,130,295.67               0.91%
400,000 to 425,000                         885        0.22%         362,958,536.81               0.86%
425,000 to 450,000                         614        0.15%         267,937,487.42               0.64%
450,000 to 475,000                         570        0.14%         262,593,891.66               0.63%
475,000 to 500,000                         445        0.11%         217,053,038.06               0.52%
------------------------------------------------------------------------------------------------------
Total                                  403,564      100.00%      41,989,821,328.71             100.00%
------------------------------------------------------------------------------------------------------

The average current balance as of the cut-off date was (GBP)104,047

Mortgage loan products

-------------------------------------------------------------------------------------------------------
                         Number of mortgage                    Aggregate current
                                loans           % of total        balance (GBP)         % of total
-------------------------------------------------------------------------------------------------------
Tracker                                  15,949        3.95%       2,113,010,042.12               5.03%
Variable                                 46,081       11.42%       3,824,755,303.26               9.11%
Capped                                    1,990        0.49%         127,833,007.61               0.30%
Discount                                 12,320        3.05%       1,293,034,524.51               3.08%
Fixed                                   203,837       50.51%      24,018,973,659.04              57.20%
Together Connections                      1,983        0.49%         115,115,439.74               0.27%
Together                                121,404       30.08%      10,497,099,352.43              25.00%
-------------------------------------------------------------------------------------------------------
Total                                   403,564      100.00%      41,989,821,328.71             100.00%
-------------------------------------------------------------------------------------------------------

Employment status

------------------------------------------------------------------------------------------------
                 Number of mortgage                     Aggregate current
                        loans            % of total        balance (GBP)         % of total
------------------------------------------------------------------------------------------------
FullTime                         348,321       86.31%      34,295,961,870.89              81.68%
Part Time                          5,227        1.30%         381,529,429.50               0.91%
Retired                            1,331        0.33%          69,506,777.78               0.17%
SelfEmployed                      45,510       11.28%       7,081,330,264.76              16.86%
Other                              3,175        0.79%         161,492,985.78               0.38%
------------------------------------------------------------------------------------------------
Total                            403,564      100.00%      41,989,821,328.71             100.00%
------------------------------------------------------------------------------------------------


Distribution of fixed rate mortgage loans

-----------------------------------------------------------------------------------------------
                Number of mortgage                     Aggregate current
                       loans            % of total        balance (GBP)         % of total
-----------------------------------------------------------------------------------------------
0.00 to 2.99                      4,805        2.36%         579,807,663.80               2.41%
3.00 to 3.99                      2,551        1.25%         350,570,970.24               1.46%
4.00 to 4.99                    107,429       52.70%      13,957,341,198.33              58.11%
5.00 to 5.99                     86,169       42.27%       8,902,753,391.71              37.07%
6.00 to 6.99                      2,878        1.41%         228,411,101.15               0.95%
7.00 to 7.99                          5        0.00%              89,333.81               0.00%
-----------------------------------------------------------------------------------------------
Total                           203,837      100.00%      24,018,973,659.04             100.00%
-----------------------------------------------------------------------------------------------

Repayment terms

------------------------------------------------------------------------------------------------------
                       Number of mortgage                     Aggregate current
                              loans            % of total        balance (GBP)         % of total
------------------------------------------------------------------------------------------------------
Endowment                               18,556        4.60%       1,496,384,445.58               3.56%
Interest Only                           89,120       22.08%      13,373,565,430.47              31.85%
Pension Policy                             423        0.10%          41,751,916.76               0.10%
Personal Equity Plan                       765        0.19%          56,464,565.92               0.13%
Repayment                              294,700       73.02%      27,021,654,969.98              64.35%
------------------------------------------------------------------------------------------------------
Total                                  403,564      100.00%      41,989,821,328.71             100.00%
------------------------------------------------------------------------------------------------------